EXHIBIT 4.2
Registration Rights Agreement
     Registration Rights Agreement (this “Agreement”), dated as of October 1, 2009, by and among Telvent GIT, S.A., a sociedad anonima organized under the laws of the Kingdom of Spain, with headquarters located at Valgrande, 6, 28108 Alcobendas, Madrid, Spain (the “Company”), Telvent Corporation, S.L., a sociedad de responsibilidad limitada organized under the laws of the Kingdom of Spain (“Telvent Corp”) and Abengoa, S.A., a socieded anonima organized under the laws of the Kingdom of Spain (the “Parent”).
     Whereas:
          A. Telvent Corp is an indirect wholly owned subsidiary of the Parent.
          B. Telvent Corp owns 15,595,438 ordinary shares of the Company, nominal value € 3.00505 per share (the “Ordinary Shares”), which it acquired prior to the Company’s initial public offering (the “Shares”).
          C. Telvent Corp has requested the Company to provide certain registration rights under the Securities Act of 1933, as amended (the “1933 Act”) and applicable state securities laws with regard to 4,800,000 of the Shares (the “Registrable Shares”).
          D. The parties have entered into this Agreement to reflect their covenants, agreements and understandings with regard to the foregoing.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Telvent Corp and Parent hereby agree as follows:
     SECTION 1. Definitions.
     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the underwriting agreement with respect to the offering of the Registrable Shares. As used in this Agreement, the following terms shall have the following meanings:
     1.1 “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York, New York or Madrid, Spain are authorized or required by law to remain closed.
     1.2 “Commission” means the United States Securities and Exchange Commission.
     1.3 “Effective Date” means the date that the Registration Statement has been declared effective by the Commission.
     1.4 “Effective Deadline” means the date which is 90 days after the Filing Deadline (as defined below), or if there is a full review of the Registration Statement by the Commission, 120 days after the Filing Deadline.
     1.5 “Filing Deadline” means ninety (90) days following the date hereof.

     1.6 “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
     1.7 “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the Commission.
     1.8 “Registration Statement” means a registration statement or registration statements (including any preliminary prospectus, final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement) of the Company required to be filed under the 1933 Act covering the Registrable Shares.
     1.9 “Rule 415” means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.
     SECTION 2. Registration of Registrable Shares.
     2.1 Mandatory Registration. The Company shall as soon as practicable, but in no event later than the Filing Deadline, prepare and file with the Commission a Registration Statement on Form F-3 relating to the resale of all of the Registrable Shares for an underwritten offering or an offering to be made on a continuous basis pursuant to Rule 415 on the NASDAQ Global Select Market, or the facilities of any national securities exchange on which the Ordinary Shares are then traded, or in privately negotiated transactions. The Company shall use its reasonable best efforts, subject to receipt of necessary information from Telvent Corp, to cause the Commission to declare the Registration Statement effective by the Effective Deadline.
     2.2 Ineligibility for Form F-3. In the event that Form F-3 is not available for the registration of the resale of Registrable Shares hereunder, the Company shall (i) register the resale of the Registrable Shares on another appropriate form reasonably acceptable to Telvent Corp and (ii) undertake to register the Registrable Shares on Form F-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form F-3 covering the Registrable Shares has been declared effective by the Commission.
     SECTION 3. Related Obligations.
     3.1 Related Obligations. At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to Section 2.1, the Company shall also be obligated to:
          (a) promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) one year after the effective date of the Registration Statement or (ii) such time as the Registrable Shares become eligible for resale by the Purchaser without any volume limitations or other restrictions pursuant to Rule 144 under the 1933 Act or any other rule of similar effect; provided that, for the avoidance of doubt, in no event shall the Company have any obligation to keep the Registration Statement effective after such time as all of the Registrable Shares have been sold pursuant to the Registration Statement or Rule 144 or any other rule of similar effect;
          (b) furnish to Telvent Corp with respect to the Registrable Shares registered under the Registration Statement (and to each underwriter of such Registrable Shares) such number of copies of prospectuses and such other documents as Telvent Corp may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by Telvent Corp;
          (c) issue a press release describing the transactions; and
          (d) in order to enable Telvent Corp to sell the Registrable Shares under Rule 144 under the 1933 Act, for a period of one year from the Effective Date, use its commercially reasonable efforts to comply with the requirements of Rule 144, including without limitation, use its commercially reasonable efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “1934 Act”).
     The Company understands that Telvent Corp disclaims being an underwriter, but Telvent Corp being deemed an underwriter shall not relieve the Company of any obligations it has hereunder.
     SECTION 4. Obligations and Covenants of the Parent and Telvent Corp
     4.1 Expenses. The Parent shall bear all expenses of the Company in connection with the procedures in Sections 2.1 and 2.2, as well as the procedures set forth in paragraphs (a) and (b) of Section 3.1.
     4.2 Transfer of Registrable Shares After Registration. Telvent Corp agrees that it will not effect any disposition of the Registrable Shares that would constitute a sale within the meaning of the 1933 Act or pursuant to any applicable state securities laws, except as contemplated in the Registration Statement or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding Telvent Corp or its plan of distribution.
     4.3 Public Sale or Distribution. Telvent Corp hereby covenants with the Company not to make any sale of the Registrable Shares under the Registration Statement without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the 1933 Act to be satisfied (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule). Telvent Corp acknowledges that there occasionally may be times when the Company must suspend the use of the prospectus (the “Prospectus”) forming a part of the Registration Statement (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the 1934 Act. Without the Company’s prior written consent, which consent shall not unreasonably be withheld or delayed, Telvent Corp shall not use any written materials to offer the Registrable Shares for resale other than the Prospectus, including any “free writing prospectus” as defined in Rule 405 under the 1933 Act. Telvent Corp covenants that it will not sell any Registrable Shares pursuant to said Prospectus during the period commencing at the time when Company gives Telvent Corp written notice of the Suspension of the use of said Prospectus and ending at the time when the Company gives Telvent Corp written notice that Telvent Corp may thereafter effect sales pursuant to the Prospectus. Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period of longer than 45 consecutive days, and any one or more Suspensions shall not be for a period longer than 60 days in the aggregate in any 365-day period. Telvent Corp further covenants to notify the Company promptly of the sale of all of its Registrable Shares.
     4.4 Confidentiality. Telvent Corp shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 4.3 above).
     4.5 Covenant of Telvent Corp. Except for (i) sales made by Telvent Corp. pursuant to Rule 144 under the 1933 Act and (ii) any sale by Telvent Corp in an underwritten offering, Telvent Corp hereby agrees to provide the Company with thirty (30) days prior written notice of any sale of Ordinary Shares to any single Person representing five percent (5%) or more of the Ordinary Shares owned by the Purchaser at the time of such sale. For purposes hereof, “Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company, association, corporation, institution, entity, party or government entity or any other entity of any kind or nature whatsoever.
     SECTION 5. Indemnification.
     5.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless Telvent Corp against any losses, claims, damages, liabilities or expenses, joint or several (“Losses”), to which Telvent Corp may become subject, under the 1933 Act, the 1934 Act, or any other U.S. federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such Losses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading in light of the circumstances under which they were made, and will promptly reimburse Telvent Corp for any legal and other expenses as such expenses are reasonably incurred by Telvent Corp in connection with investigating, defending or preparing to defend, settling, compromising or paying any such Loss; provided, however, that the Company will not be liable for amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, and the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of Telvent Corp expressly for use therein, or (ii) the failure of Telvent Corp to comply with the covenants and agreements in Sections 4.2 or 4.3 hereof respecting the sale of the Registrable Shares, or

(iii) any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to Telvent Corp prior to the pertinent sale or sales by Telvent Corp.
     5.2 Indemnification by Telvent Corp. Telvent Corp will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any Losses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person may become subject, under the 1933 Act, the 1934 Act, Spanish corporate and securities laws and regulations, U.S. federal and U.S. state statutory law or regulation, U.S. common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of Telvent Corp) insofar as such Losses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 4.2 or 4.3 hereof respecting the sale of the Registrable Shares or (ii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of Telvent Corp expressly for use therein; and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person in connection with investigating, defending, settling, compromising or paying any such Loss.
     5.3 Procedures. Promptly after receipt by an indemnified party under this Section 5 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 5 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action without its written consent. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party unless such settlement provides for the unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     SECTION 6. Information Available. The Company, upon the reasonable request of Telvent Corp, shall make available for inspection by Telvent Corp, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by Telvent Corp or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, employees and independent accountants to supply all information reasonably requested by Telvent Corp or any such underwriter, attorney, accountant or agent in connection with the Registration Statement.
     SECTION 7. Termination of Conditions and Obligations. The restrictions imposed by Section 4.2 upon the transferability of the Registrable Shares shall cease and terminate as to any particular number of the Registrable Shares upon the earlier of (i) the passage of two years from the effective date of the Registration Statement covering such Registrable Shares and (ii) at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the 1933 Act. This Agreement shall terminate upon the sale by Telvent Corp of all of the Registrable Shares, except for the provisions of Section 4.1 (Expenses), which shall remain in effect until such time as Telvent has received from Parent all expenses owed under such section, and except for the provisions of Section 5 (Indemnification), which shall remain in effect until such time as any applicable statute of limitations with respect to any liabilities under U.S. federal securities laws with respect to the registration of the Registrable Shares has expired.

     SECTION 8. Amendment of Registration Rights.
          Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, Telvent Corp and Parent. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon Telvent Corp, Parent and the Company.
     SECTION 9. Miscellaneous.
     9.1 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company:
Telvent GIT, S.A.
Valgrande, 6
28108 Alcobendas
Madrid, Spain
Telephone:     34-91-714-71-20
Facsimile:      34-91-714-00-01
Attention:      Lidia Garcia Paez
If to the Transfer Agent:
American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Telephone:     718- 921-8206
Facsimile:      718- 921-8336
Attention:      Carlos Pintos
If to Legal Counsel:
Squire, Sanders & Dempsey, L.L.P.
4900 Key Tower
127 Public Square
Cleveland, Ohio 44114
Telephone: 212-479-8374
Facsimile: 216-479-8780
Attention: Laura D. Nemeth

If to Telvent Corp:
Telvent Corporation, S.L.
Valgrande, 6
28108 Alcobendas
Madrid, Spain
Telephone:     34-91-714-71-20
Facsimile:      34-91-714-00-01
Attention:      Lidia Garcia Paez
If to the Parent:
Abengoa,S.A.
Gral. Martinez Campos, 53
28010 Madrid, Spain
Telephone:     34-91-714-71-20
Facsimile:      34-91-714-00-01
Attention: Miguel Angel Jimenez
or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
     9.2 No Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.
     9.3 Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
     9.4 Validity. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
     9.5 Waiver of Jury Trial. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection herewith or arising out of this Agreement or any transaction contemplated hereby.
     9.6 Entire Agreement. This Agreement and the instruments referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.
     9.7 Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.
     9.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     9.9 Counterparts. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
     9.10 Other Agreements. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     9.11 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.
     9.12 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     9.13 Waiver of Incidental Damages. Notwithstanding anything else contained in this Agreement, in no event shall a party be liable to any other party for any indirect, consequential, incidental, special or punitive damages, including without limitation, any profits or revenues, regardless of the form of action and whether advised of the possibility of such damages or not.
* * * * * *

          IN WITNESS WHEREOF, the Company, Telvent Corp and Parent have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

Telvent GIT, S.A.

/s/ Manuel Sánchez

Name: Manuel Sánchez
Title: Chief Executive Officer

Telvent Corporation, S.L.

/s/ Miguel Angel Jiménez – Velasco

Name: Miguel Angel Jiménez – Velasco
Title: Attorney in fact

Abengoa, S.A.

/s/ Miguel Angel Jiménez – Velasco

Name: Miguel Angel Jiménez – Velasco
Title: Attorney in fact